WEST COAST CAR COMPANY
                    [A Development Stage Company]

      Report of Independent Registered Public Accounting Firm
                       and Financial Statements

                          December 31, 2004






WEST COAST CAR COMPANY
[A Development Stage Company]
TABLE OF CONTENTS
                                                                           Page
Report of Independent Registered Public Accounting Firm                     1
Balance Sheet - December 31, 2004                                           2
Statements of Operations for the Period Ended December 31, 2004             3
Statement of Stockholders' Equity for the Period Ended December 31, 2004    4
Statements of Cash Flows for the Period Ended December 31, 2004             5
Notes to Financial Statements                                              6-9



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Shareholders
West Coast Car Company, Inc.
We have audited the accompanying balance sheet of West Coast Car Company, Inc. [a development stage company] as of December 31, 2004, and the related statements of operations, stockholders' deficit, and cash flows for the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of West Coast Car Company, Inc., as of December 31, 2004, and the results of their operations and their cash flows for the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has accumulated losses and is still developing its planned principal operations. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Mantyla McReynolds
Salt Lake City, Utah
January 27, 2005



                           West Coast Car Company, Inc.
                          [A Development Stage Company]
                                 Balance Sheet
                               December 31, 2004

                                    Assets
Current Assets
   Cash and cash equivalents                                   $ 16,250
   Deposits                                                         550
                                                               --------
Total Current Assets                                             16,800

Fixed Assets
    Fixed assets, net of depreciation - Note 5                    6,624
                                                               --------
Total Fixed Assets                                                6,624

Other Assets
    Deposits                                                      7,976
                                                               --------
Total Current Assets                                              7,976
                                                               --------
Total Assets                                                   $ 31,400


                        Liabilities and Stockholders' Equity

Liabilities
Current Liabilities
   Current Liabilities                                         $ -
                                                               --------
Total Current Liabilites                                         -


Long-term Liabilities
   Long-term Liabilities                                         -
                                                               --------
Total Current Liabilites                                         -
Total Liabilities                                                -

Stockholders' Equity

Preferred Stock -- 5,000,000 shares authorized having a
  par value of $.001 per share; 50,000 shares issued and
  outstanding; current liquidation value of $.10 per
  share Note 4                                                       50

Capital Stock -- 100,000,000 shares authorized having a
  par value of $.001 per share; 2,994,819 shares issued
  and outstanding - Note 4                                        2,995

Additional paid-in capital                                      103,919
Deficit accumulated during the development stage                (75,564)
                                                               --------
Total Stockholders' Equity                                       31,400
                                                               --------
Total Liabilities and Stockholders' Equity                     $ 31,400







See accompanying notes to financial statements

                           West Coast Car Company, Inc.
                          [A Development Stage Company]
                             Statement of Operations
For the Period from Inception [March 10, 2004] through December 31, 2004

Revenues                                                       $    -

General and administration expenses                              70,505
Website development costs                                         5,059
                                                               --------
Total general and administration expenses                        75,564

Net Loss                                                      $ (75,564)


Basic loss per share                                            $ (0.03)
Weighted average number of common shares
outstanding                                                   2,540,032






See accompanying notes to financial statements

                                 West Coast Car Company, Inc.
                                [A Development Stage Company]
                             Statement of Stockholders' Deficit
   For the Period from Inception [March 10, 2004] through December 31, 2004

                          Preferred Stock     Common Stock
                          ----------------    ---------------       Additional              Total
                          Shares     Par       Shares      Par       Paid in    Retained    Stockholders'
                          Issued     Amount    Issued      Amount    Capital    Earnings    Equity
                          ------     ------    ------      ------    -------    --------    -------------
Balance, March 10,        -          $ -       -           $ -       $ -        $ -         $ -
2004

4/9/04 - Issued stock
for services rendered,
at $.0012 per share                           2,499,999    2,500     500                    3,000

7/10/04 - Issued stock
for cash at $.20 per
share                                         394,570      394       78,520                 78,914

8/5/04 - Issued stock
for cash at $.20 per
share                                         95,750       96        19,054                 19,150

9/17/04 - Issued stock
for cash at $.20 per
share                                         4,500        5         896                    900

Issue stock for cash at
$.10 per share            50,000     50                              4,950                  5,000
Net loss for the period
ended December 31,
2004                                                                           (75,564)    (75,564)
Balance, December 31,
2004                      50,000     $ 50     2,994,819   $ 2,995   $ 103,919  $(75,564)  $ 31,400





See accompanying notes to financial statements

                    West Coast Car Company, Inc.
                   [A Development Stage Company]
                      Statements of Cash Flows
  For the Period from Inception [March 10, 2004] through December 31, 2004

Cash Flows From Operating Activities
   Net Loss                                                       $ (75,564)
   Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation                                                         406
   Common shares issued for services rendered                         3,000
   (Increase)/decrease in short-term deposits                          (550)
   (Increase)/decrease in long-term deposits                         (7,976)
                                                                   ---------
Net Cash From Operating Activities                                  (80,684)

Cash Flows From Investing Activities
   Purchase of property and equipment                                (7,030)
                                                                   ---------
Net Cash From Investing Activities                                   (7,030)

Cash Flows From Financing Activities
   Proceeds from stock issuance                                     103,964
                                                                   ---------
Net Cash From Financing Activities                                  103,964

Net Increase in Cash                                                 16,250
Beginning Cash Balance                                                  -
                                                                   ---------
Ending Cash Balance                                                $ 16,250
Supplemental Disclosures
   Interest paid                                                   $    -
   Income taxes paid                                               $    -


See accompanying notes to financial statements

                       West Coast Car Company, Inc.
                      [A Development Stage Company]
                     Notes to the Financial Statements
                            December 31, 2004
NOTE 1 - ORGANIZATION
    West Coast Car Company, Inc., doing business as So Cal Car Company
(the "Company") was incorporated under the laws of the State of Delaware on March 10, 2004. The Company was organized to operate as an automobile dealership in southern California and is still commencing its planned principal operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Accounting Method
The Company's financial statements are prepared using accounting principles generally accepted in the United States.

b. Provision for Taxes
The Company accounts for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are assumed will be in effect when the differences reverse.

c. Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

d. Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e. Basic Loss Per Common Share
Basic loss per common share has been calculated based on the weighted average number of shares outstanding.

f. Impact of New Accounting Standards
In March 2004, the Financial Accounting Standards Board published an Exposure Draft Share-Based Payment, an Amendment of FASB Statements No. 123 and 95. The proposed change in accounting would replace existing requirements under SFAS 123, Accounting

West Coast Car Company, Inc.
[A Development Stage Company]
Notes to the Financial Statements
December 31, 2004

for Stock-Based Compensation, and APB Opinion No 25, Accounting for Stock Issued to Employees. Under this proposal, all forms of share-based payments to employees, including employee stock options, would be treated the same as other forms of compensation by recognizing the related cost in the income statement. The expense of the award would generally be measured at fair value at the grant date. Current accounting guidance requires that the expense relating to so-called fixed plan employee stock options only be disclosed in the footnotes to the financial statements. The comment period for the exposure draft ends
June 30, 2004.

g. Revenue Recognition
The Company recognizes revenues in accordance with the Securities and Exchange Commission Staff Accounting Bulletin (SAB) number 104, "Revenue Recognition." SAB 104 clarifies application of U. S. generally accepted accounting principles to revenue transactions. Revenue is recognized when sales close and the vehicles are delivered to the customer. The Company records an account receivable for revenue earned but net yet collected. For revenue received in advance of services, the Company records a current liability classified as either deferred revenue or customer deposits.

h. Property
Property and equipment are stated at cost. Depreciation is provided using the straightline and the declining balance methods over the lesser of the useful lives of the related assets or the remaining lease term on leasehold improvements. Expenditures for maintenance and repairs are charged to expense as incurred.

i. Web Site Development Costs
The cost of web site development and maintenance has been expensed as incurred as part of the Company's ongoing operations.

NOTE 3 - GOING CONCERN
The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has limited financial resources and its operations during the period ended December 31, 2004 were unprofitable. As the Company is still commencing its planned principal operations, no revenues were earned during the period ended December 31, 2004. These factors raise substantial doubt about its ability to continue as a going concern.

The Company is preparing its operating site for automobile sales. Further, efforts are being made to market the Company's business to potential consumers. If the Company is unsuccessful in these efforts and cannot attain sufficient automobile sales to permit profitable operations or if it cannot obtain a source of funding or investment, it may substantially curtail or terminate its operations.

                       West Coast Car Company, Inc.
                      [A Development Stage Company]
                     Notes to the Financial Statements
                           December 31, 2004

NOTE 4 - STOCKHOLDERS' EQUITY
Common Stock

On April 9, 2004, the Company issued 2,499,999 shares to its officers for services rendered, valued at $.0012 per share. During the period ended December 31, 2004, the Company also raised $98,964 from the issuance of 494,820 common shares, which were sold at $0.20 per share.

Preferred Stock
On June 30, 2004, 50,000 shares of Series A Preferred stock were issued through the conversion of outstanding indebtedness in the form of a Promissory Note from the Company to an individual dated June 30, 2004. The stock was valued at $.10 per share. The stock has the following summarized characteristics and rights:
 - Dividends - Cash dividends at 8% of the issue price, payable only when and if declared by the Board and shall be non-cumulative.
 - Voting - Holders shall be entitled to the number of votes equal to the number of shares of common stock into which the preferred shares could be converted.
 - Liquidation - Upon liquidation, holders shall be entitled to receive an amount per share equal to the original issue price plus all declared and unpaid dividends.
 - Conversion - At the option of the holder, shares may be converted to common stock at the current rate of 2.5 common shares per one share of preferred stock. The conversion price is currently equal to the original issue price.

NOTE 5 - PROPERTY

The major classes of assets as of the balance sheet date are as follows:
Amount
Fixed Assets
   Leasehold Improvements (method: straight line; life: 2 years)       $ 5,255
   Office Equipment (method: double declining; life: 5 years)            1,775
                                                                       -------
Total Fixed Assets                                                       7,030
Accumulated Depreciation
   Leasehold Improvements                                                (317)
   Office Equipment                                                       (89)
                                                                       -------
Total Accumulated Depreciation                                           (406)
                                                                       -------
Net Property, Plant & Equipment                                        $ 6,624

Depreciation expense for the period ended December 31, 2004 was recorded in the amount $406.

                       West Coast Car Company, Inc.
                      [A Development Stage Company]
                     Notes to the Financial Statements
                              December 31, 2004

NOTE 6 - INCOME TAXES

No provision has been made in the financial statements for income taxes because the Company has accumulated losses from operations since inception. Any deferred tax benefit arising from the operating loss carried forward is offset entirely by a valuation allowance since it is not currently estimable when and if the Company will have taxable income to take advantage of the losses.


Deferred Tax Asset                                  Balance       Tax     Rate
------------------------------------------------    ---------  -------   -------
Federal loss carryforward (expires through 2024)
    First $50,000 of loss carryforward              $ 50,000   $ 7,500   15.00%
    Next $25,000 of loss carryforward                 25,000     6,250   25.00%
    Remaining balance of loss carryforward               564       192   34.00%
Total Federal loss carryforward                       75,564    13,942
State loss carryforward (expires through 2014)        75,564     6,680    8.84%
Valuation allowance                                            (20,622)

Deferred tax asset                                              $   -

The valuation allowance for the period from inception [March 10, 2004] through December 31, 2004 is estimated at $20,622.

NOTE 7 - LEASE OBLIGATION
During the period ended December 31, 2004, the Company entered into an operating lease agreement for their office space. The agreement commenced in August 2004 and expires in July 2006. The agreement calls for monthly payments in the amount of $1,994, with an annual rent escalation of 3%. Rent for the period ended December 31, 2004 was $9,970. The agreement contains an option for early termination, for which the Company would incur approximately $4,200 of additional fees. Following is a schedule by years of future minimum lease payments required under the operating lease.

         Year     Lease Obligation
         2005     $ 24,227
         2006       14,377
                  --------
                  $ 38,604


NOTE 8

On April 9, 2004 the Company issued 2,499,999 shares of stock in exchange for services rendered. Since the Company was newly formed, an arbitrary estimate of the Company's stock price of $0.0012/share was used.
This stock price was not based on any historical financial metrics or other quantitative measurements as the Company was newly formed at the time.